CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Berkshire Hills Bancorp, Inc.

We consent to the  incorporation  by reference  in  Registration  Statement  No.
333-41766  (dated July 19, 2000,  on form S-8) and  Registration  Statement  No.
333-56446 (dated March 2, 2001, on Form S-8) of our report dated January 31, 2001, on the consolidated financial statements of Berkshire Hills Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. for the year ended December 31, 2000.



/s/Wolf & Company, P.C.
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Wolf & Company, P.C.

Boston, Massachusette
March 23, 2001